Exhibit 23

FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293
TELEPHONE (303) 623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 7, 2012, as Exhibit 99.1 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2011 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.

Denver, Colorado

March 23, 2012

  1100 LOUISIANA, SUITE 3800 HOUSTON, TEXAS 77002-5218           TEL (713) 651-9191           FAX (713) 651-0849

530 8TH AVENUE, S.W., SUITE 1200 CALGARY, ALBERTA T2P 3S8 TEL (403) 262-2799          FAX (403) 262-2790